Exhibit 99.1

Power Solutions International Strengthens Longstanding HD Construction

Equipment Partnership with Multi-Year Engine Supply Commitment

WOOD DALE, Ill., Nov. 9, 2026 (GLOBE NEWSWIRE) — Power Solutions International, Inc. (Nasdaq: PSIX) (“PSI”), a leader in the design, engineering, and manufacturing of advanced power solutions and state-of-the-art enclosures, today announced an amendment to its long-standing supply agreement with HD Construction Equipment Co., Ltd. (“HCE”), an affiliate of HD Hyundai. The amendment establishes multi-year engine supply commitments, reinforcing the companies’ established relationship and supporting PSI’s continued growth in the power generation market. This marks another step in the execution of PSI’s Power Boost 2030 vision and strategy.

The expanded supply commitment strengthens PSI’s supply chain, provides greater visibility into future production requirements, and supports increasing customer demand for reliable natural gas power solutions. PSI integrates the engine long blocks into its power systems for stationary power generation, supporting its growth in data centers and other critical infrastructure.

Demand for reliable power infrastructure continues to accelerate. Securing long-lead engine capacity is essential to meeting that demand. The agreement gives PSI price certainty and an agreed delivery schedule as it scales its integrated power systems and custom-engineered enclosures for mission-critical applications.

PSI’s supply relationship with HCE and its predecessors dates back to 2007.

Let’s power what’s next, together.

About Power Solutions International, Inc.

Power Solutions International, Inc. (Nasdaq: PSIX) is a leader in the design, engineering, and manufacturing of advanced, emissions-certified engines, power systems, and state-of-the-art enclosures. Serving the power systems, industrial, and transportation markets, PSI delivers innovative, reliable, and customized solutions to original equipment manufacturers and customers worldwide, including solutions supporting the rapidly growing data center market. For more information, visit www.psiengines.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the Company’s current expectations and assumptions regarding future events. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “outlook,” “plan,” “position,” “project,” “prospect,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in or implied by such statements.

Important factors that could cause actual results to differ materially include, without limitation: the Company’s dependence on HCE as a supplier and HCE’s ability to deliver engines on the agreed schedule; the level and timing of customer demand for the Company’s power systems, including data-center-related demand, and the conversion of orders into revenue; the Company’s obligation to make advance payments to HCE before receiving related customer payments; the possibility of a price increase in 2029 if the Company’s purchases fall below 90% of the scheduled volume; supply-chain disruptions, component availability and supplier performance; volatility in oil and gas prices and corresponding demand for related products; macroeconomic, regulatory and trade conditions, including U.S. tariffs and trade restrictions; and the other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and in the Company’s subsequent filings with the U.S. Securities and Exchange Commission, all of which are incorporated by reference into this press release.

The Company’s forward-looking statements speak only as of the date of this release. Except as required by law, the Company expressly disclaims any intention or obligation to revise or update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on any forward-looking statements.

Contact:

Power Solutions International, Inc.

Kenneth Li

Chief Financial Officer

630-284-9719

kli@psiengines.com